UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 28, 2025

Concord Acquisition Corp II

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-40773 (Commission File Number)	86-2171101 (I.R.S. Employer Identification No.)

477 Madison Avenue New York, NY (Address of principal executive offices)	10022 (Zip Code)

(212) 883-4330
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-third of one Warrant	CNDAU	OTC Pink
Class A Common Stock, par value $0.0001 per share	CNDA	OTCQX
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	CNDAW	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 28, 2025, Concord Acquisition Corp II (the “Company”) held a special meeting of stockholders (the “Special Meeting”). As approved by its stockholders at the Special Meeting, the Company filed an amendment to its amended and restated certificate of incorporation with the Delaware Secretary of State on February 28, 2025 (the “Charter Amendment”), to extend the date by which the Company has to consummate a business combination from March 3, 2025 (the “Termination Date”) to December 31, 2025, or such earlier date as may be determined by the board of directors of the Company (the “Extended Date”). The foregoing description is qualified in its entirety by reference to the Charter Amendment, a copy of which is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On February 28, 2025, the Company held the Special Meeting. On January 21, 2025, the record date for the Special Meeting, there were 2,200,303 shares of Class A common stock, par value $0.0001 per share, and 7,002,438 shares of Class B common stock, par value $0.0001 per share, of the Company entitled to be voted at the Special Meeting. At the Special Meeting, 7,521,522 shares of Class A common stock and Class B common stock, voting together as a class, of the Company or approximately 82% of the shares entitled to vote at the Special Meeting were represented in person or by proxy.

Charter Amendment

The stockholders approved the Charter Amendment to extend the date by which the Company has to consummate a business combination from the Termination Date to the Extended Date. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
6,863,295	658,227	0	0

Item 8.01.	Other Events.

In connection with the votes to approve the proposal above, the holders of 2,191,753 shares of Class A common stock of the Company properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.84 per share, for an aggregate redemption amount of approximately $23.8 million, leaving approximately $92,709 in the trust account.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Concord Acquisition Corp II, dated February 28, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCORD ACQUISITION CORP Ii

By:	/s/ Jeff Tuder
	Name:	Jeff Tuder
	Title:	Chief Executive Officer

Date: March 5, 2025